Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement (No. 333-216907) on Form S-1 of Everbridge, Inc. of our report dated March 29, 2017 relating to the financial statements of IDV Solutions, LLC which is contained in the Prospectus that is part of such Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

/s/ Plante & Moran, PLLC

Ann Arbor, MI

April 3, 2017